UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common	PLPC	NASDAQ
(Title of each class)	(Ticker symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2020, Mr. David C. Sunkle, Vice President, Research, Engineer and Manufacturing, of Preformed Line Products Company (the “Company”), announced his plans to retire from such position with the Company on December 31, 2020. Mr. Sunkle has been employed at the Company for 42 years, holding various positions. Mr. John Hostetter and Mr. John Olenik will be his successor, with Mr. Olenik (current Vice President – Engineering) continuing to be responsible for all Research and Engineering, and Mr. Hofstetter becoming Executive Vice President – US Operations, overseeing Engineering and Manufacturing.

Additionally, on October 28, 2020, the Board of Directors of the Company approved appointing Mr. Sunkle to the Board of Directors, for a term commencing January 1, 2021 and ending when his successor has been duly elected and qualified at the annual meeting of shareholders in 2022 or until his earlier resignation or removal. The size of the Board of Directors will increase from eight to nine members upon the effectiveness of Mr. Sunkle’s appointment. Mr. Sunkle will receive an annual retainer fee of $40,000. Additionally, the Audit Committee approved, and the Company entered into, a contract with Mr. Sunkle under which he will provide consulting services to the Company on a limited basis following his retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Preformed Line Products Company

Dated: November 6, 2020	By:	/s/ Caroline Vaccariello
Caroline Vaccariello
General Counsel and Corporate Secretary